UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23357 (Commission File Number)	35-1345024 (I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA (Address of principal executive offices)	47906-1382 (Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 8.01.        Other Events.

On August 14, 2006, Bioanalytical Systems, Inc. (the "Company") filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 (the "Form 10-Q"), mistakenly believing that its independent accountant, KPMG LLP ("KPMG") had completed its review of the consolidated condensed financial statements set forth in the Form 10-Q. On August 15, 2006, the Company was informed by KPMG that KPMG has not completed its review of the unaudited financial statements as of and for the three and nine month periods ended June 30, 2006 included in the Form 10-Q. If necessary the Company intends to file an amended Form 10-Q upon completion of KPMG's review.

Item 9.01.        Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)       N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: August 15, 2006	By: /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer